Exhibit 99.1

PRESS RELEASE

SEACOR MARINE ANNOUNCES FOURTH QUARTER 2018 RESULTS

CONTINUED IMPROVEMENT IN OPERATING PERFORMANCE

Houston, Texas

March 6, 2019

FOR IMMEDIATE RELEASE - SEACOR Marine Holdings Inc. (NYSE:SMHI) (the “Company” or “SEACOR Marine”), a leading provider of marine and support transportation services to offshore oil and natural gas and wind farm facilities worldwide, today announced results for its fourth quarter and twelve months ended December 31, 2018.

Fourth quarter highlights include:

•	Total operating revenues increased 43.8% as compared with the fourth quarter of 2017, in what is historically a seasonally slow quarter.

•	Cash flows from operating activities increased to $11.9 million from $5.6 million in the prior quarter.

•	Operating loss decreased by $24.6 million to $11.2 million from $35.8 million in the fourth quarter of 2017, representing a 68.8% year over year improvement.

•

Consolidated direct vessel profit ("DVP")(1) increased 32.8% to $28.8 million from $21.7 million in the third quarter of 2018, an increase of 146.0% from $11.7 million in the fourth quarter of 2017, and an increase of 189.4% to $78.5 million in the year ended December 31, 2018 from $27.1 million in the year ended December 31, 2017.

•	Expanded presence in Brazil through the formation of a new joint venture to acquire UP Offshore.

Chief Executive Officer John Gellert commented on SEACOR Marine's fourth quarter results:

"Our business improved steadily throughout the year and we closed 2018 with our sixth consecutive quarterly increase in direct vessel profit, and nearly doubled our cash flow from operating activities from the prior quarter.  This improvement is especially notable as the last quarter of the year is usually a seasonally slow period of activity for our liftboats in the Gulf of Mexico and crew transfer vessels ("CTVs") in the North Sea.  To the extent there was some seasonal reduction it was offset by improved results from nearly all other classes of vessels and a one-time recognition of previously deferred revenues in the U.S. Gulf of Mexico.

As part of our continued commitment to actively managing our fleet, we sold an additional six fast support vessels ("FSVs"), two liftboats and one standby safety vessel during the fourth quarter, taking us to a total of 16 vessel dispositions for 2018.  These sales were offset during 2018 by the addition of two CTVs and six liftboats as well as the net addition of 16 vessels to the managed fleet through non-consolidated joint ventures.  As of December 31, 2018, the net book value of our property and equipment was $681.5 million, an increase of $61.8 million compared to the end of 2017.  Collectively, the sale transactions in the fourth quarter generated a net gain of $3.8 million before asset impairments.

The improvement in 2018 and positive beginning to 2019 is encouraging.  We hope for continued upticks in demand and believe our asset base and geographical reach place us in a unique position."

A comparison of results for the fourth quarter ended December 31, 2018 with the preceding quarter ended September 30, 2018 is included below.

For the fourth quarter and twelve months ended December 31, 2018, net loss attributable to SEACOR Marine was $7.8 million ($0.35 per diluted share) and $77.6 million ($3.71 per diluted share), respectively, and operating loss was $11.2 million and $66.8 million, respectively.  Net loss attributable to SEACOR Marine for the preceding quarter ended September 30, 2018 was $16.0 million ($0.71 per diluted share).

For the fourth quarter ended December 31, 2017, net income attributable to SEACOR Marine was $29.0 million ($1.20 per diluted share).  For the twelve months ended December 31, 2017 net loss attributable to SEACOR Marine was $32.9 million ($1.87 per diluted share).  Operating losses attributable to SEACOR Marine for the fourth quarter and twelve months ended December 31, 2017 were $35.8 million and $128.4 million, respectively.

Operating Revenues. On a total fleet basis, time charter revenues were $7.5 million lower compared with the preceding quarter, resulting from (i) an increase in time charter revenues of $1.1 million due to an increase in average rates per day worked and (ii) a decline in time charter revenues of (a) $4.3 million due to reduced utilization (of which $1.4 million was related to the effects of cold stacking vessels), (b) $2.4 million due to the repositioning of vessels between geographic regions, (c) $1.7 million due to net fleet dispositions and (d) $0.2 million due to unfavorable changes in currency exchange rates.  Other marine services revenues were $8.1 million higher compared with the preceding quarter.

This release includes a table presenting time charter operating data by vessel class.

Direct Vessel Profit (DVP)(1) by Region. DVP generated by the Company’s operating regions was $28.8 million compared with $21.7 million in the preceding quarter, an increase of $7.1 million.  The increase was primarily driven by a $6.4 million decrease in operating expenses and an increase in fleet utilization, excluding CTVs, from 60% to 61%, offset by a $0.5 million decrease in operating revenues and a decrease in average rates per day worked from $10,186 to $9,852.  Drydocking expenses were $3.4 million lower than the previous quarter due to timing of drydockings.  Results by region are as follows:

United States, primarily Gulf of Mexico.  DVP was $11.0 million compared with $6.6 million in the preceding quarter, a $4.4 million improvement.  Time charter revenues were $1.8 million lower compared with the preceding quarter, of which $1.5 million related to the liftboat fleet, primarily due to lower utilization.  Other marine services revenues were $6.0 million higher compared with the preceding quarter, primarily due to the recognition of previously deferred revenue.  On a total fleet basis, including cold-stacked vessels, utilization of the fleet decreased from 30% to 29%, and average rates per day worked increased from $12,476 to $12,656.  Primarily due to net fleet dispositions, days available for charter decreased by 13% and operating expenses decreased by $0.2 million.  As of December 31, 2018, the Company had 18 of 30 owned and leased-in vessels cold-stacked in the U.S. (six anchor handling towing supply ("AHTS") vessels, five FSVs, six liftboats and one specialty vessel) compared with 22 of 38 vessels as of September 30, 2018.  As of December 31, 2018, the Company had five vessels retired and removed from service in this region (four AHTS vessels and one supply vessel).

Africa, primarily West Africa.  DVP was $8.2 million compared with $2.3 million in the preceding quarter, a $5.9 million improvement.  Time charter revenues were $0.5 million lower compared with the preceding quarter, primarily due to net fleet dispositions.  On a total fleet basis, including cold-stacked vessels, utilization of the fleet increased from 82% to 87%, and average rates per day worked increased from $9,315 to $9,411.  Days available for charter decreased by 11% primarily due to net fleet dispositions and the repositioning of vessels between geographic regions.  Other marine services revenues were $2.4 million higher compared with the preceding quarter, primarily due to the recognition of revenue previously deferred.  Operating expenses (excluding leased-in equipment of $1.0 million) were $3.9 million lower compared with the preceding quarter primarily due to the timing of drydockings, a decrease in repair costs and the net disposition of vessels.  As of December 31, 2018, the Company had one specialty vessel retired and removed from service in this region.

Middle East and Asia.  DVP was $1.7 million compared with $3.5 million in the preceding quarter, a decrease of $1.8 million.  Time charter revenues were $0.1 million lower compared with the preceding quarter, primarily due to the net disposition of vessels. Other marine services revenues were $0.2 million higher. On a total fleet basis, including cold-stacked vessels, utilization of the fleet decreased from 76% to 70%, and average rates per day worked increased from $8,156 to $8,856. Days available for charter decreased by 1% primarily due to net fleet dispositions. Operating expenses were $1.9 million higher compared with the preceding quarter, primarily due to the mobilization and drydocking of one supply vessel. As of December 31, 2018, the Company had one of 22 owned and leased-in vessels cold-stacked in the Middle East and Asia (one AHTS vessel) compared with one of 22 vessels as of September 30, 2018. As of December 31, 2018, the Company had one specialty vessel retired and removed from service in this region.

Brazil, Mexico, Central and South America.  DVP was $3.1 million compared with $6.0 million in the preceding quarter, a decrease of $2.9 million.  Time charter revenues were $3.5 million lower compared with the preceding quarter, primarily due to the repositioning of vessels between geographic regions.  Other marine services revenues were $0.2 million lower.  On a total fleet basis, including cold-stacked vessels, utilization of the fleet decreased from 80% to 72% and average rates per day worked decreased from $17,604 to $11,866.  Days available for charter decreased by 13% driven by repositioning of vessels, primarily liftboats, between geographic regions.  Operating expenses were $0.8 million lower compared with the preceding quarter.  As of December 31, 2018, the Company had one of seven owned and leased-in vessels cold-stacked in this region.

Europe, primarily North Sea.  DVP was $4.8 million compared with $3.2 million in the preceding quarter, an improvement of $1.6 million.  Time charter revenues were $1.6 million lower, primarily due to a seasonal decrease in utilization of the CTVs.  Other marine services revenues were $0.2 million lower.  For the standby safety fleet, utilization increased from 77% to 82%, and average rates per day worked decreased from $8,692 to $8,504.  For the CTVs, utilization decreased from 91% to 69%, and average rates per day worked increased from $2,260 to $2,293.  Operating expenses (excluding leased-in equipment of $0.2 million) were $3.4 million lower compared with the preceding quarter primarily due to the timing of drydockings.  As of December 31, 2018, the Company had one of 54 owned and leased-in vessels cold-stacked in this region (one CTV).

___________________

(1)

Direct vessel profit (defined as operating revenues less operating expenses excluding leased-in equipment, “DVP”) is the Company’s measure of segment profitability when applied to reportable segments and a non-GAAP measure when applied to individual vessels, fleet categories or the combined fleet.  DVP is a critical financial measure used by the Company to analyze and compare the operating performance of its individual vessels, fleet categories, regions and combined fleet, without regard to financing decisions (depreciation for owned vessels vs. leased-in expense for leased-in vessels).  DVP is also useful when comparing the Company’s fleet performance against those of our competitors who may have differing fleet financing structures.  DVP has material limitations as an analytical tool in that it does not reflect all of the costs associated with the ownership and operation of our fleet, and it should not be considered in isolation or used as a substitute for our results as reported under GAAP.  See page 8 for reconciliation of DVP to GAAP Operating Income (Loss), its most comparable GAAP measure.

Administrative and general. Fourth quarter 2018 administrative and general expenses were flat compared with the preceding quarter primarily due to higher legal and professional fees, severance and relocation expenses, and acceleration of stock awards, offset by a decrease in bad debt expense due to collection of a previously reserved receivable.

Depreciation and amortization. Depreciation and amortization costs were $0.4 million lower compared with the preceding quarter primarily due to net asset dispositions.

Asset Dispositions and Impairments. During the fourth quarter, the Company sold six FSVs, two liftboats, one standby safety vessel and other equipment for net proceeds of $10.0 million and a gain of $3.8 million, all of which was recognized in this quarter.  The Company also recognized impairment charges of $11.6 million associated with three AHTS vessels and one specialty vessel.  During the preceding quarter, the Company sold two FSVs, two CTVs, one PSV, one safety standby vessel and other equipment for net proceeds of $1.1 million and a gain of $0.6 million, all of which was recognized in the preceding quarter.

Derivative gains (losses). Net derivative gains during fourth quarter 2018 were $12.7 million, and net derivative gains during the preceding quarter of $4.4 million, were primarily due to a decrease in the fair value of the Company's conversion option derivative liability embedded in the Company's convertible senior notes.

Income tax benefit.   The Company's year-to-date effective income tax rate was a benefit of 14.5% primarily due to taxes not provided for income attributable to non-controlling interest, foreign source income not subject to U.S. income taxes, a return-to-provision adjustment and a reversal of an unrecognized benefit.

Equity in earnings (losses) of 50% or less owned companies. Equity losses in the fourth quarter 2018 were $1.9 million compared with equity losses of $1.0 million in the preceding quarter.

Capital Commitments. As of December 31, 2018, the Company had unfunded capital commitments of $78.2 million that included four FSVs, three supply vessels, two CTVs and three PSVs.  The Company’s capital commitments by year of expected payment are as follows (in thousands):

2019	51,132
2020	27,046
$78,178

In addition, the Company has indefinitely deferred an additional $20.2 million of orders with respect to two FSVs, which the Company had previously reported as unfunded capital commitments.

Liquidity and Debt. As of December 31, 2018, the Company's balances of cash, cash equivalents, restricted cash, and construction reserve funds totaled $124.9 million and its total outstanding debt was $404.7 million (net of $38.3 million in discount and issuance costs).  As of December 31, 2018, construction reserve funds of $28.1 million were classified as non-current assets in the accompanying condensed consolidated balance sheets as the Company has the intent and ability to use the funds to acquire equipment.  Additionally, the Company had $2.5 million available under subsidiary credit facilities for future capital commitments.

* * * * *

SEACOR Marine provides global marine and support transportation services to offshore oil and natural gas and windfarm facilities worldwide.  SEACOR Marine and its joint ventures operate a diverse fleet of offshore support and specialty vessels that deliver cargo and personnel to offshore installations; handle anchors and mooring equipment required to tether rigs to the seabed; tow rigs and assist in placing them on location and moving them between regions; provide construction, well workover and decommissioning support; and carry and launch equipment used underwater in drilling and well installation, maintenance and repair.  Additionally, SEACOR Marine’s vessels provide accommodations for technicians and specialists, safety support and emergency response services.

Certain statements discussed in this release as well as in other reports, materials and oral statements that the Company releases from time to time to the public constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Generally, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “plan,” “target,” “forecast” and similar expressions are intended to identify forward-looking statements.  Such forward-looking statements concern management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters.  Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by the management of the Company.  These statements are not guarantees of future performance and actual events or results may differ significantly from these statements.  Actual events or results are subject to significant known and unknown risks, uncertainties and other important factors, many of which are beyond the Company’s control.  It should be understood that it is not possible to predict or identify all such factors.  Consequently, the preceding should not be considered to be a complete discussion of all potential risks or uncertainties.  Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements.  Forward-looking statements speak only as of the date of the document in which they are made.  The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law.  It is advisable, however, to consult any further disclosures the Company makes on related subjects in its filings with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (if any).  These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Please visit SEACOR Marine’s website at www.seacormarine.com for additional information.

For all other requests, contact Connie Morinello at (346) 980-1700 or InvestorRelations@seacormarine.com

SEACOR MARINE HOLDINGS INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (in thousands, except share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Operating Revenues	$70,932	$49,343	$253,609	$173,783
Costs and Expenses:
Operating	45,150	40,480	186,566	159,599
Administrative and general	12,240	12,368	52,813	56,217
Depreciation and amortization	16,986	20,021	72,246	62,779
	74,376	72,869	311,625	278,595
Losses on Asset Dispositions and Impairments, Net	(7,745)	(12,304)	(8,747)	(23,547)
Operating Loss	(11,189)	(35,830)	(66,763)	(128,359)
Other Income (Expense):
Interest income	357	326	1,234	1,805
Interest expense	(7,486)	(4,509)	(27,869)	(16,532)
SEACOR Holdings management fees	—	—	—	(3,208)
SEACOR Holdings guarantee fees	(5)	(29)	(29)	(201)
Loss on debt extinguishment	—	—	(638)	—
Marketable security gains, net	—	—	—	10,931
Derivative gains, net	12,651	7,536	2,854	20,256
Foreign currency losses, net	(466)	(320)	(1,447)	(1,709)
Other, net	(4)	(5)	674	(6)
	5,047	2,999	(25,221)	11,336
Net Loss Before Income Tax Benefit and Equity in Earnings of 50% or Less Owned Companies	(6,142)	(32,831)	(91,984)	(117,023)
Income Tax Benefit	(48)	(51,361)	(13,347)	(74,406)
Loss (Income) Before Equity in Earnings of 50% or Less Owned Companies	(6,094)	18,530	(78,637)	(42,617)
Equity in (Losses) Earnings of 50% or Less Owned Companies, Net of Tax	(1,875)	9,374	(3,415)	4,077
Net (Loss) Income	(7,969)	27,904	(82,052)	(38,540)
Net Loss attributable to Noncontrolling Interests in Subsidiaries	(175)	(1,057)	(4,444)	(5,639)
Net (Loss) Income attributable to SEACOR Marine Holdings Inc.	$(7,794)	$28,961	$(77,608)	$(32,901)

Loss Per Common Share of SEACOR Marine Holdings Inc.
Basic	$(0.35)	$(1.65)	$(3.71)	$(1.87)
Diluted	$(0.35)	$(1.20)	$(3.71)	$(1.87)

Weighted Average Common Shares Outstanding:
Basic	22,513,886	17,551,935	20,926,307	17,601,244
Diluted	22,513,886	21,622,435	20,926,307	17,601,244

SEACOR MARINE HOLDINGS INC. UNAUDITED CONSOLIDATED RESULTS OF OPERATIONS (in thousands, except share data)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2018		2017		2018		2017
Time Charter Statistics:
Average Rates Per Day Worked (excluding crew transfer)	$9,852		$8,583		$9,735		$8,481
Average Rates Per Day	$7,447		$6,435		$7,282		$5,972
Fleet Utilization (excluding crew transfer)		61%		51%		57%		45%
Fleet Utilization		63%		56%		62%		54%
Fleet Available Days (excluding crew transfer)	8,312		9,224		35,772		35,833
Fleet Available Days	11,808		12,628		49,553		49,338
Operating Revenues:
Time charter	$55,382	78%	$45,745	93%	$222,252	88%	$160,545	92%
Bareboat charter	1,168	2%	1,169	2%	4,635	2%	4,636	3%
Other marine services	14,382	20%	2,429	5%	26,722	10%	8,602	5%
	70,932	100%	49,343	100%	253,609	100%	173,783	100%
Costs and Expenses:
Operating:
Personnel	23,598	33%	21,953	44%	95,028	37%	81,500	47%
Repairs and maintenance	7,928	11%	6,225	13%	33,279	13%	27,655	16%
Drydocking	1,396	2%	1,438	3%	11,587	5%	9,035	5%
Insurance and loss reserves	2,093	3%	1,443	3%	7,074	3%	6,524	4%
Fuel, lubes and supplies	4,618	7%	3,620	7%	16,975	7%	12,032	7%
Other	2,532	4%	2,970	6%	11,148	4%	9,905	6%
Leased-in equipment	2,985	4%	2,831	6%	11,475	5%	12,948	7%
	45,150	64%	40,480	82%	186,566	74%	159,599	92%
Administrative and general	12,240	17%	12,368	25%	52,813	21%	56,217	32%
Depreciation and amortization	16,986	24%	20,021	41%	72,246	29%	62,779	36%
	74,376	105%	72,869	148%	311,625	124%	278,595	160%
Losses on Asset Dispositions and Impairments, Net	(7,745)	(11)%	(12,304)	(25)%	(8,747)	(3)%	(23,547)	(14)%
Operating Loss	(11,189)	(16)%	(35,830)	(73)%	(66,763)	(27)%	(128,359)	(74)%

SEACOR MARINE HOLDINGS INC. UNAUDITED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (in thousands, except statistics and per share data)

	Three Months Ended
	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017
Time Charter Statistics:
Average Rates Per Day Worked (excluding crew transfer)	$9,852	$10,186	$9,742	$9,071	$8,583
Average Rates Per Day Worked	$7,447	$7,323	$7,324	$7,001	$6,435
Fleet Utilization (excluding crew transfer)	61%	60%	58%	50%	51%
Fleet Utilization	63%	68%	62%	53%	56%
Fleet Available Days (excluding crew transfer)	8,312	9,119	9,071	9,271	9,224
Fleet Available Days	11,808	12,617	12,528	12,601	12,628
Operating Revenues:
Time charter	$55,382	$62,902	$56,826	$47,142	$45,745
Bareboat charter	1,168	1,168	1,156	1,143	1,169
Other marine services	14,382	6,185	2,719	3,436	2,429
	70,932	70,255	60,701	51,721	49,343
Costs and Expenses:
Operating:
Personnel	23,598	25,021	24,733	21,676	21,953
Repairs and maintenance	7,928	9,208	9,070	7,073	6,225
Drydocking	1,396	4,822	3,112	2,257	1,438
Insurance and loss reserves	2,093	1,857	1,934	1,190	1,443
Fuel, lubes and supplies	4,618	4,690	4,122	3,545	3,620
Other	2,532	3,000	3,009	2,607	2,970
	42,165	48,598	45,980	38,348	37,649
Direct Vessel Profit	28,767	21,657	14,721	13,373	11,694
Other Costs and Expenses:
Operating:
Leased-in expense	2,985	2,825	2,840	2,825	2,831
Administrative and general	12,240	12,234	15,532	12,807	12,368
Depreciation and amortization	16,986	17,342	18,406	19,512	20,021
	32,211	32,401	36,778	35,144	35,220
(Losses) Gains on Asset Dispositions and Impairments, Net	(7,745)	586	1,055	(2,643)	(12,304)
Operating Loss	(11,189)	(10,158)	(21,002)	(24,414)	(35,830)
Other Income (Expense):
Interest income	357	309	352	216	326
Interest expense	(7,486)	(7,761)	(6,489)	(6,133)	(4,509)
SEACOR Holdings guarantee fees	(5)	(5)	(7)	(12)	(29)
Debt extinguishment loss	—	(638)	—	—	—
Derivative gains (losses), net	12,651	4,387	(2,668)	(11,516)	7,536
Foreign currency (losses) gains, net	(466)	(302)	(818)	139	(320)
Other, net	(4)	678	—	—	(5)
	5,047	(3,332)	(9,630)	(17,306)	2,999
Loss Before Income Tax Benefit and Equity in (Losses) Earnings of 50% or Less Owned Companies	(6,142)	(13,490)	(30,632)	(41,720)	(32,831)
Income Tax Expense (Benefit)	(48)	1,249	(4,724)	(9,824)	(51,361)
(Loss) Income Before Equity in Earnings (Losses) of 50% or Less Owned Companies	(6,094)	(14,739)	(25,908)	(31,896)	18,530
Equity in (Losses) Earnings of 50% or Less Owned Companies, Net of Tax	(1,875)	(1,027)	(721)	208	9,374
Net (Loss) Income	(7,969)	(15,766)	(26,629)	(31,688)	27,904
Net (Loss) Income attributable to Noncontrolling Interests in Subsidiaries	(175)	191	(1,605)	(2,855)	(1,057)
Net (Loss) Income attributable to SEACOR Marine Holdings Inc.	$(7,794)	$(15,957)	$(25,024)	$(28,833)	$28,961

(Loss) Income Per Common Share and Warrants of SEACOR Marine Holdings Inc.:
Basic	$(0.35)	$(0.71)	$(1.19)	$(1.64)	$1.65
Diluted	$(0.35)	$(0.71)	$(1.19)	$(1.64)	$1.20
Weighted Average Common Shares and Warrants Outstanding:
Basic	22,514	22,513	21,035	17,571	17,552
Diluted	22,514	22,513	21,035	17,571	21,629
Common Shares and Warrants Outstanding at Period End	22,711	22,709	22,709	17,787	17,675

SEACOR MARINE HOLDINGS INC.

UNAUDITED DIRECT VESSEL PROFIT (“DVP”) BY REGION

(in thousands, except share data)

	United States (primarily Gulf of Mexico)	Africa (primarily West Africa)	Middle East and Asia	Brazil, Mexico, Central and South America	Europe (primarily North Sea)	Total
For the Three Months Ended December 31, 2018
Time Charter Statistics:
Average Rates Per Day	$12,656	$9,411	$8,856	$11,866	$4,676	$7,447
Fleet Utilization	29%	87%	70%	72%	73%	63%
Fleet Available Days	2,983	1,310	2,009	460	5,046	11,808
Operating Revenues:
Time charter	$10,968	$10,730	$12,517	$3,934	$17,233	$55,382
Bareboat charter	—	—	—	1,168	—	1,168
Other marine services	8,709	4,247	118	183	1,125	14,382
	19,677	14,977	12,635	5,285	18,358	70,932
Direct Costs and Expenses:
Operating:
Personnel	5,227	3,665	4,354	1,142	9,210	23,598
Repairs and maintenance	1,128	873	3,077	362	2,488	7,928
Drydocking	147	(28)	949	14	314	1,396
Insurance and loss reserves	974	307	389	96	327	2,093
Fuel, lubes and supplies	1,055	1,176	1,179	384	824	4,618
Other	185	772	984	232	359	2,532
	8,716	6,765	10,932	2,230	13,522	42,165
Direct Vessel Profit	$10,961	$8,212	$1,703	$3,055	$4,836	28,767
Other Costs and Expenses:
Operating:
Leased-in equipment	$1,849	$958	$—	$—	$178	2,985
Administrative and general						12,240
Depreciation and amortization	$5,550	$2,341	$4,154	$1,888	$3,053	16,986
						32,211
Gains on Asset Dispositions and Impairments						(7,745)
Operating Loss						$(11,189)

SEACOR MARINE HOLDINGS INC.

UNAUDITED DIRECT VESSEL PROFIT (“DVP”) BY REGION

(in thousands, except share data)

	United States (primarily Gulf of Mexico)	Africa (primarily West Africa)	Middle East and Asia	Brazil, Mexico, Central and South America	Europe (primarily North Sea)	Total
For the Twelve Months Ended December 31, 2018
Time Charter Statistics:
Average Rates Per Day	$11,292	$9,421	$8,320	$15,991	$4,710	$7,282
Fleet Utilization	24%	87%	74%	67%	76%	62%
Fleet Available Days	14,176	5,376	8,170	1,626	20,205	49,553
Operating Revenues:
Time charter	$38,802	$43,847	$50,072	$17,343	$72,188	$222,252
Bareboat charter	—	—	—	4,635	—	4,635
Other marine services	14,762	7,661	(887)	1,554	3,632	26,722
	53,564	51,508	49,185	23,532	75,820	253,609
Direct Costs and Expenses:
Operating:
Personnel	18,708	16,538	16,806	4,399	38,577	95,028
Repairs and maintenance	5,152	6,330	11,172	1,011	9,614	33,279
Drydocking	1,957	2,085	1,362	128	6,055	11,587
Insurance and loss reserves	2,922	1,096	1,371	495	1,190	7,074
Fuel, lubes and supplies	3,568	3,826	4,027	1,225	4,329	16,975
Other	393	4,313	3,980	1,130	1,332	11,148
	32,700	34,188	38,718	8,388	61,097	175,091
Direct Vessel Profit	$20,864	$17,320	$10,467	$15,144	$14,723	78,518
Other Costs and Expenses:
Operating:
Leased-in equipment	$7,420	$3,843	$—	$—	$212	11,475
Administrative and general						52,813
Depreciation and amortization	$23,227	$10,453	$18,762	$7,908	$11,896	72,246
						136,534
Losses on Asset Dispositions and Impairments						(8,747)
Operating Loss						$(66,763)

As of December 31, 2018
Property and Equipment:
Historical cost	$432,335	$184,361	$306,897	$124,177	$194,963	$1,242,733
Accumulated depreciation	(224,737)	(55,206)	(81,378)	(57,002)	(142,949)	(561,272)
	$207,598	$129,155	$225,519	$67,175	$52,014	$681,461

SEACOR MARINE HOLDINGS INC. UNAUDITED DIRECT VESSEL PROFIT (“DVP”) BY REGION (in thousands, except statistics)

	Three Months Ended
	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017
United States, primarily Gulf of Mexico
Time Charter Statistics:
Average rates per day worked	$12,656	$12,476	$10,503	$8,775	$8,027
Fleet utilization	29%	30%	23%	17%	18%
Fleet available days	2,983	3,433	3,710	4,050	3,864
Out-of-service days for repairs, maintenance and drydockings	143	147	292	219	139
Out-of-service days for cold-stacked status	1,761	2,101	2,435	3,111	3,010
Operating revenues:
Time charter	$10,968	$12,800	$9,052	$5,982	$5,608
Other marine services	8,709	2,722	1,676	1,655	1,077
	19,677	15,522	10,728	7,637	6,685
Direct operating expenses:
Personnel	5,227	4,853	4,636	3,992	3,853
Repairs and maintenance	1,128	1,801	1,529	694	631
Drydocking	147	375	910	525	(164)
Insurance and loss reserves	974	612	902	434	678
Fuel, lubes and supplies	1,055	1,120	900	493	381
Other	185	154	29	25	3
	8,716	8,915	8,906	6,163	5,382
Direct Vessel Profit	$10,961	$6,607	$1,822	$1,474	$1,303

Leased-in equipment (included in operating costs and expenses)	$1,849	$1,853	$1,856	$1,862	$1,866
Depreciation and amortization	$5,550	$5,227	$5,915	$6,535	$5,487

Africa, primarily West Africa
Time Charter Statistics:
Average rates per day worked	$9,411	$9,315	$9,509	$9,455	$10,517
Fleet utilization	87%	82%	88%	91%	75%
Fleet available days	1,310	1,475	1,331	1,260	1,207
Out-of-service days for repairs, maintenance and drydockings	—	92	46	31	34
Out-of-service days for cold-stacked status	—	—	—	—	92
Operating revenues:
Time charter	$10,730	$11,201	$11,122	$10,794	$9,533
Other marine services	4,247	1,777	350	1,287	983
	14,977	12,978	11,472	12,081	10,516
Direct operating expenses:
Personnel	3,665	4,486	4,314	4,073	3,795
Repairs and maintenance	873	2,438	1,663	1,356	855
Drydocking	(28)	1,201	910	2	129
Insurance and loss reserves	307	323	248	218	(19)
Fuel, lubes and supplies	1,176	1,081	900	669	859
Other	772	1,103	1,402	1,036	1,098
	6,765	10,632	9,437	7,354	6,717
Direct Vessel Profit	$8,212	$2,346	$2,035	$4,727	$3,799

Leased-in equipment (included in operating costs and expenses)	$958	$960	$962	$963	$965
Depreciation and amortization	$2,341	$2,381	$2,924	$2,807	$3,175

SEACOR MARINE HOLDINGS INC. UNAUDITED DIRECT VESSEL PROFIT (“DVP”) BY REGION (continued) (in thousands, except statistics)

	Three Months Ended
	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017
Middle East and Asia
Time Charter Statistics:
Average rates per day worked	$8,856	$8,156	$8,226	$8,072	$6,784
Fleet utilization	70%	76%	82%	66%	68%
Fleet available days	2,009	2,024	2,005	2,132	2,331
Out-of-service days for repairs, maintenance and drydockings	178	76	4	151	104
Out-of-service days for cold-stacked status	92	92	91	130	119
Operating revenues:
Time charter	$12,517	$12,590	$13,591	$11,374	$10,682
Other marine services	118	(83)	(792)	(130)	(171)
	12,635	12,507	12,799	11,244	10,511
Direct operating expenses:
Personnel	4,354	4,361	4,069	4,022	4,882
Repairs and maintenance	3,077	2,091	3,576	2,428	2,205
Drydocking	949	352	72	(11)	554
Insurance and loss reserves	389	385	361	236	382
Fuel, lubes and supplies	1,179	892	922	1,034	1,180
Other	984	952	836	1,208	1,522
	10,932	9,033	9,836	8,917	10,725
Direct Vessel Profit (Loss)	$1,703	$3,474	$2,963	$2,327	$(214)

Depreciation and amortization	$4,154	$4,207	$4,311	$6,090	$6,898

Brazil, Mexico, Central and South America
Time Charter Statistics:
Average rates per day worked	$11,866	$17,604	$19,127	$15,272	$16,718
Fleet utilization	72%	80%	57%	41%	50%
Fleet available days	460	531	416	219	184
Out-of-service days for cold-stacked status	92	92	91	90	92
Operating revenues:
Time charter	$3,934	$7,479	$4,556	$1,374	$1,538
Bareboat charter	1,168	1,168	1,156	1,143	1,169
Other marine services	183	416	845	110	156
	5,285	9,063	6,557	2,627	2,863
Direct operating expenses:
Personnel	1,142	1,662	1,219	376	322
Repairs and maintenance	362	312	32	305	44
Drydocking	14	103	11	—	—
Insurance and loss reserves	96	163	169	67	230
Fuel, lubes and supplies	384	427	349	65	163
Other	232	350	488	60	44
	2,230	3,017	2,268	873	803
Direct Vessel Profit	$3,055	$6,046	$4,289	$1,754	$2,060

Depreciation and amortization	$1,888	$2,521	$2,280	$1,219	$1,134

SEACOR MARINE HOLDINGS INC. UNAUDITED DIRECT VESSEL PROFIT (“DVP”) BY REGION (continued) (in thousands, except statistics)

	Three Months Ended
	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017
Europe, primarily North Sea
Time Charter Statistics:
Average rates per day worked - Standby safety	$8,504	$8,692	$9,157	$9,058	$8,660
Fleet utilization - Standby safety	82%	77%	80%	78%	82%
Fleet available days - Standby safety	1,734	1,809	1,746	1,849	1,822
Average rates per day worked - Crew transfer	2,293	2,260	2,342	2,317	2,330
Fleet utilization - Crew transfer	69%	91%	76%	64%	73%
Fleet available days - Crew transfer	3,312	3,314	3,228	3,091	3,220
Out-of-service days for repairs, maintenance and drydockings	136	240	77	137	249
Out-of-service days for cold-stacked status	92	61	—	—	—
Operating revenues:
Time charter	$17,233	$18,832	$18,505	$17,618	$18,384
Other marine services	1,125	1,353	640	514	384
	18,358	20,185	19,145	18,132	18,768
Direct operating expenses:
Personnel	9,210	9,659	10,495	9,213	9,101
Repairs and maintenance	2,488	2,566	2,270	2,290	2,490
Drydocking	314	2,791	1,209	1,741	919
Insurance and loss reserves	327	374	254	235	172
Fuel, lubes and supplies	824	1,170	1,051	1,284	1,037
Other	359	441	254	278	303
	13,522	17,001	15,533	15,041	14,022
Direct Vessel Profit	$4,836	$3,184	$3,612	$3,091	$4,746

Leased-in equipment (included in operating costs and expenses)	$178	$12	$22	$—	$—
Depreciation and amortization	$3,053	$3,006	$2,976	$2,861	$3,327

SEACOR MARINE HOLDINGS INC. UNAUDITED DIRECT VESSEL PROFIT (“DVP”) BY VESSEL CLASS (in thousands, except statistics)

	Three Months Ended
	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017
Anchor handling towing supply
Time Charter Statistics:
Average rates per day worked	$8,506	$9,269	$13,381	$10,322	$10,322
Fleet utilization	26%	28%	23%	21%	21%
Fleet available days	1,012	1,012	866	1,260	1,288
Out-of-service days for repairs, maintenance and drydockings	12	100	23	36	5
Out-of-service days for cold-stacked status	644	602	608	947	943
Operating revenues:
Time charter	$2,248	$2,592	$2,712	$2,787	$2,849
Other marine services	2,426	1,244	(91)	1,438	698
	4,674	3,836	2,621	4,225	3,547
Direct operating expenses:
Personnel	1,279	1,667	1,593	1,397	2,381
Repairs and maintenance	386	1,625	1,281	394	498
Drydocking	(70)	1,168	945	480	(30)
Insurance and loss reserves	219	282	265	91	195
Fuel, lubes and supplies	467	582	586	153	446
Other	568	530	689	452	(499)
	2,849	5,854	5,359	2,967	2,991
Direct Vessel Profit (Loss)	$1,825	$(2,018)	$(2,738)	$1,258	$556

Leased-in equipment (included in operating costs and expenses)	$1,847	$1,851	$1,855	$1,858	$1,862
Depreciation and amortization	$679	$689	$532	$1,490	$2,430

Fast support
Time Charter Statistics:
Average rates per day worked	$7,749	$7,148	$6,963	$7,746	$7,414
Fleet utilization	67%	59%	62%	53%	52%
Fleet available days	3,187	3,709	3,820	3,780	3,864
Out-of-service days for repairs, maintenance and drydockings	151	131	53	109	155
Out-of-service days for cold-stacked status	659	1,037	1,191	1,253	1,324
Operating revenues:
Time charter	$16,453	$15,678	$16,488	$15,427	$14,845
Other marine services	(952)	(834)	(505)	(656)	(399)
	15,501	14,844	15,983	14,771	14,446
Direct operating expenses:
Personnel	5,328	5,826	5,258	4,756	5,717
Repairs and maintenance	2,595	2,641	3,406	2,544	1,853
Drydocking	1	432	115	(9)	684
Insurance and loss reserves	534	407	314	324	129
Fuel, lubes and supplies	1,368	1,016	1,015	795	849
Other	1,062	1,718	1,466	1,460	2,356
	10,888	12,040	11,574	9,870	11,588
Direct Vessel Profit	$4,613	$2,804	$4,409	$4,901	$2,858

Leased-in equipment (included in operating costs and expenses)	$341	$342	$342	$342	$343
Depreciation and amortization	$5,525	$5,780	$6,585	$6,585	$6,521

SEACOR MARINE HOLDINGS INC. UNAUDITED DIRECT VESSEL PROFIT (“DVP”) BY VESSEL CLASS (continued) (in thousands, except statistics)

	Three Months Ended
	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017
Supply
Time Charter Statistics:
Average rates per day worked	$7,050	$7,410	$7,174	$6,454	$5,222
Fleet utilization	81%	82%	69%	73%	81%
Fleet available days	460	565	637	633	594
Out-of-service days for repairs, maintenance and drydockings	27	—	—	16	2
Out-of-service days for cold-stacked status	—	—	19	68	25
Operating revenues:
Time charter	$2,631	$3,442	$3,149	$3,002	$2,527
Bareboat charter	1,168	1,168	1,156	1,143	1,169
Other marine services	619	1,066	39	(18)	(47)
	4,418	5,676	4,344	4,127	3,649
Direct operating expenses:
Personnel	1,487	1,976	1,999	1,956	1,604
Repairs and maintenance	403	549	259	445	266
Drydocking	1,023	1,624	585	—	—
Insurance and loss reserves	130	145	134	102	210
Fuel, lubes and supplies	445	391	317	694	632
Other	762	254	1,048	719	348
	4,250	4,939	4,342	3,916	3,060
Direct Vessel Profit	$168	$737	$2	$211	$589

Leased-in equipment (included in operating costs and expenses)	$178	$34	$—	$—	$—
Depreciation and amortization	$966	$1,173	$1,394	$2,743	$3,566

Standby safety
Time Charter Statistics:
Average rates per day worked	$8,504	$8,692	$9,157	$9,058	$8,660
Fleet utilization	82%	77%	80%	78%	82%
Fleet available days	1,734	1,809	1,746	1,849	1,822
Out-of-service days for repairs, maintenance and drydockings	89	117	46	87	78
Operating revenues:
Time charter	$12,024	$12,036	$12,791	$13,051	$12,921
Other marine services	11	50	39	40	38
	12,035	12,086	12,830	13,091	12,959
Direct operating expenses:
Personnel	6,774	5,855	8,148	6,938	6,901
Repairs and maintenance	1,601	1,627	1,464	1,554	1,570
Drydocking	273	1,156	624	1,741	919
Insurance and loss reserves	216	234	143	138	106
Fuel, lubes and supplies	657	975	843	991	894
Other	209	351	144	161	220
	9,730	10,198	11,366	11,523	10,610
Direct Vessel Profit	$2,305	$1,888	$1,464	$1,568	$2,349

Depreciation and amortization	$1,085	$945	$681	$694	$769

SEACOR MARINE HOLDINGS INC. UNAUDITED DIRECT VESSEL PROFIT (“DVP”) BY VESSEL CLASS (continued) (in thousands, except statistics)

	Three Months Ended
	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017
Specialty
Time Charter Statistics:
Fleet available days	92	92	91	90	276
Out-of-service days for repairs, maintenance and drydockings	—	—	—	—	24
Out-of-service days for cold-stacked status	92	92	91	90	160
Operating revenues:
Time charter	$—	$—	$—	$—	$(1)
Other marine services	337	—	—	—	1
	337	—	—	—	—
Direct operating expenses:
Personnel	64	64	79	164	472
Repairs and maintenance	12	31	13	37	77
Drydocking	—	—	—	(6)	(136)
Insurance and loss reserves	9	41	25	10	102
Fuel, lubes and supplies	33	65	(29)	83	20
Other	70	67	93	104	85
	188	268	181	392	620
Direct Vessel Profit (Loss)	$149	$(268)	$(181)	$(392)	$(620)

Depreciation and amortization	$282	$282	$283	$282	$283

Liftboats
Time Charter Statistics:
Average rates per day worked	$18,497	$18,993	$19,225	$16,068	$16,662
Fleet utilization	49%	60%	43%	30%	30%
Fleet available days	1,827	1,932	1,911	1,659	1,380
Out-of-service days for repairs, maintenance and drydockings	132	86	266	116	92
Out-of-service days for cold-stacked status	550	554	708	933	771
Operating revenues:
Time charter	$16,631	$22,171	$15,788	$8,126	$6,954
Other marine services	1,926	2,922	1,569	756	393
	18,557	25,093	17,357	8,882	7,347
Direct operating expenses:
Personnel	5,546	5,621	4,671	3,461	2,577
Repairs and maintenance	1,971	1,827	1,553	1,134	990
Drydocking	167	433	842	51	1
Insurance and loss reserves	872	630	889	651	722
Fuel, lubes and supplies	1,485	1,482	1,153	668	632
Other	667	620	336	417	333
	10,708	10,613	9,444	6,382	5,255
Direct Vessel Profit	$7,849	$14,480	$7,913	$2,500	$2,092

Leased-in equipment (included in operating costs and expenses)	$638	$641	$644	$638	$626
Depreciation and amortization	$6,098	$6,188	$6,333	$5,025	$3,160

SEACOR MARINE HOLDINGS INC. UNAUDITED DIRECT VESSEL PROFIT (“DVP”) BY VESSEL CLASS (continued) (in thousands, except statistics)

	Three Months Ended
	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017
Crew transfer
Time Charter Statistics:
Average rates per day worked	$2,283	$2,253	$2,330	$2,305	$2,318
Fleet utilization	68%	89%	73%	62%	72%
Fleet available days	3,496	3,498	3,457	3,330	3,404
Out-of-service days for repairs, maintenance and drydockings	47	123	31	113	171
Out-of-service days for cold-stacked status	92	61	—	40	92
Operating revenues:
Time charter	$5,395	$6,983	$5,898	$4,749	$5,650
Other marine services	460	657	563	429	295
	5,855	7,640	6,461	5,178	5,945
Direct operating expenses:
Personnel	2,274	2,471	2,295	2,222	2,295
Repairs and maintenance	814	806	987	825	969
Drydocking	2	9	1	—	—
Insurance and loss reserves	94	130	93	103	74
Fuel, lubes and supplies	145	163	219	144	146
Other	165	104	173	96	121
	3,494	3,683	3,768	3,390	3,605
Direct Vessel Profit	$2,361	$3,957	$2,693	$1,788	$2,340

Leased-in equipment (included in operating costs and expenses)	$—	$(22)	$22	$—	$—
Depreciation and amortization	$2,155	$2,093	$2,380	$2,428	$2,903

Other Activity
Operating revenues:
Other marine services	$9,555	$1,080	$1,105	$1,447	$1,450

Direct operating expenses:
Personnel	846	1,541	690	782	6
Repairs and maintenance	146	102	107	140	2
Insurance and loss reserves	19	(12)	71	(229)	(95)
Fuel, lubes and supplies	18	16	18	17	1
Other	(971)	(644)	(940)	(802)	6
	58	1,003	(54)	(92)	(80)
Direct Vessel Profit	$9,497	$77	$1,159	$1,539	$1,530

Leased-in equipment (included in operating costs and expenses)	$(19)	$(21)	$(23)	(13)	—
Depreciation and amortization	$196	$192	$218	$265	$389

SEACOR MARINE HOLDINGS INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (NON-GAAP PRESENTATION) (in thousands)

	Three Months Ended
	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017
Cash Flows from Operating Activities:
DVP	$28,767	$21,657	$14,721	$13,373	$11,694
Operating, leased-in equipment (excluding amortization of deferred gains)	(4,994)	(4,834)	(4,850)	(4,834)	(4,840)
Administrative and general (excluding provisions for bad debts and amortization of share awards)	(12,314)	(11,452)	(14,076)	(12,357)	(12,091)
SEACOR Holdings management and guarantee fees	(5)	(5)	(7)	(12)	(29)
Other, net (excluding non-cash losses)	(3)	249	—	—	(5)
Dividends received from 50% or less owned companies	400	—	1,324	—	200
	11,851	5,615	(2,888)	(3,830)	(5,071)
Changes in operating assets and liabilities before interest and income taxes	(10,638)	(16,587)	(14,575)	(4,938)	9,003
Director share awards	—	—	893	—	—
Restricted stock vesting	(5)	(32)	(51)	—	—
Cash settlements on derivative transactions, net	1,420	102	(21)	(129)	(140)
Interest paid, excluding capitalized interest	(5,929)	(5,498)	(5,875)	(2,828)	(4,471)
Interest received	357	309	352	216	326
Income taxes (paid) refunded, net	40	(344)	(12)	—	(52)
Net cash used in operating activities (GAAP Measure)	(2,904)	(16,435)	(22,177)	(11,509)	(405)
Cash Flows from Investing Activities:
Purchases of property and equipment, excluding capitalized interest	(14,217)	(21,601)	(5,983)	(8,557)	(16,105)
Capitalized interest paid	—	(614)	(1,008)	—	(563)
Proceeds from disposition of property and equipment	17,476	1,858	3,244	282	1,046
Construction reserve funds withdrawals, net	7,535	2,556	7,209	—	94
Net investing activities in property and equipment	10,794	(17,801)	3,462	(8,275)	(15,528)
Net investing activities in 50% or less owned companies	(3,672)	1,770	(5,610)	(19,950)	(366)
Sale of subsidiary to joint venture	—	8,017	—	—	—
Net investing activities in third party notes receivable	17	—	—	99	—
Net cash provided by (used in) investing activities (GAAP Measure)	7,139	(8,014)	(2,148)	(28,126)	(15,894)
Cash Flows from Financing Activities:
Payments on long-term debt	(11,352)	(2,851)	(6,395)	(28,807)	(3,354)
Proceeds from issuance of debt, net of issue costs	(336)	43,882	—	18,471	(300)
Proceeds from exercise of stock options and warrants	20	—	813	—	—
Proceeds from issuance of stock	—	—	54,012	1,793	—
Net cash (used in) provided by financing activities (GAAP Measure)	(11,668)	41,031	48,430	(8,543)	(3,654)
Effects of Exchange Rate Changes on Cash and Cash Equivalents	(233)	(253)	(970)	682	528
Net (Decrease) Increase in Cash, Cash Equivalents and Restricted Cash	(7,666)	16,329	23,135	(47,496)	(19,425)
Cash, Cash Equivalents and Restricted Cash, Beginning of Period	104,519	88,190	65,055	112,551	131,976
Cash, Cash Equivalents and Restricted Cash, End of Period	$96,853	$104,519	$88,190	$65,055	$112,551

SEACOR MARINE HOLDINGS INC. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands)

	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$95,195	$102,864	$86,239	$62,738	$110,234
Restricted cash	1,657	1,655	1,951	2,316	2,317
Receivables:
Trade, net of allowance for doubtful accounts	64,125	75,349	57,658	45,664	45,616
Other	12,082	16,552	16,039	17,039	12,341
Inventories	3,443	3,646	3,666	3,975	3,756
Prepaid expenses and other	2,530	2,692	4,090	3,613	3,026
Total current assets	179,032	202,758	169,643	135,345	177,290
Property and Equipment:
Historical cost	1,242,733	1,279,000	1,287,855	1,320,496	1,179,836
Accumulated depreciation	(561,272)	(568,752)	(564,477)	(580,461)	(560,160)
	681,461	710,248	723,378	740,035	619,676
Construction in progress	88,918	82,953	82,274	80,682	70,157
Net property and equipment	770,379	793,201	805,652	820,717	689,833
Investments, at Equity, and Advances to 50% or Less Owned Companies	121,773	120,340	115,424	112,219	92,169
Construction Reserve Funds	28,061	35,596	38,152	45,361	45,361
Other Assets	3,690	3,582	3,667	3,736	3,851
	$1,102,935	$1,155,477	$1,132,538	$1,117,378	$1,008,504
LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$16,812	$17,426	$22,858	$22,858	$22,858
Accounts payable and accrued expenses	19,370	20,480	23,774	25,551	24,024
Due to SEACOR Holdings	452	463	746	1,583	1,358
Other current liabilities	46,983	63,772	56,469	55,365	50,978
Total current liabilities	83,617	102,141	103,847	105,357	99,218
Long-Term Debt	387,854	397,738	348,912	405,234	292,041
Conversion Option Liability on Convertible Senior Notes	5,276	17,928	21,886	18,991	6,832
Deferred Income Taxes	44,682	46,120	49,789	56,024	55,506
Deferred Gains and Other Liabilities	26,571	26,662	27,289	28,600	31,741
Total liabilities	$548,000	$590,589	$551,723	$614,206	$485,338
Equity:
SEACOR Marine Holdings Inc. stockholders’ equity:
Common stock	$204	$204	$204	$178	$177
Additional paid-in capital	415,372	414,460	413,754	306,639	303,996
Retained earnings	126,834	134,628	150,585	175,609	216,511
Shares held in treasury	(91)	(86)	(54)	—	—
Accumulated other comprehensive loss, net of tax	(16,788)	(13,945)	(13,129)	(10,424)	(12,493)
	525,531	535,261	551,360	472,002	508,191
Noncontrolling interests in subsidiaries	29,404	29,627	29,455	31,170	14,975
Total equity	554,935	564,888	580,815	503,172	523,166
	$1,102,935	$1,155,477	$1,132,538	$1,117,378	$1,008,504

SEACOR MARINE HOLDINGS INC. UNAUDITED FLEET COUNTS

	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018(1)	Mar. 31, 2018	Dec. 31, 2017
Anchor handling towing supply	12	13	13	19	23
Fast support	41	47	49	50	50
Supply	39	29	29	29	31
Standby safety	19	20	21	22	20
Specialty	7	4	4	4	4
Liftboats	19	21	21	21	15
Crew transfer	42	42	42	41	41
	179	176	179	186	184

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(1)	Excludes six owned and one leased-in offshore support vessels that have been retired and removed from service.

SEACOR MARINE HOLDINGS INC. UNAUDITED EXPECTED FLEET DELIVERIES

	2019				2020
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Deferred	Total
Fast support	1	—	—	—	—	1	—	—	2	4
Supply	1	—	1	—	1	—	—	—	—	3
Crew transfer	1	1	—	—	—	—	—	—	—	2
Platform supply	—	—	1	1	1	—	—	—	—	3